UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2010

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-08092 (Commission File Number)	94-1620407 (I.R.S. Employer Identification No.)
468 N. Camden Dr., 2nd Floor Beverly Hills, California (Address of Principal Executive Offices)	90210 (Zip Code)

(310) 860-5184
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On July 14, 2010, Gary Post, Secretary and a director of Oxis International, Inc. (the “Company”), resigned from his positions as Secretary and director of the Company effective immediately.  Mr. Post’s departure from the Company is due to personal reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXIS INTERNATIONAL, INC.

Dated: July 20, 2010	By: /s/ Anthony J. Cataldo
Anthony J. Cataldo
Chief Executive Officer